UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EVERBANK FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Delaware	52-2024090
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Riverside Ave. Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares each representing a 1/1,000th interest in a share of 6.75% Series A Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: File Nos. 333-184381, 333-184773

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Depositary Shares being registered hereby, including the 6.75% Series A Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-1(No. 333-184381), as amended and supplemented, of EverBank Financial Corp, as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2012, and the Final Prospectus, dated November 5, 2012, as filed with the Commission on November 7, 2012, pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended. The foregoing Prospectus and Final Prospectus are incorporated herein by reference.

Item 2. Exhibits.

4.1	Certificate of Designations of EverBank Financial Corp with respect to 6.75% Series A Non-Cumulative Perpetual Preferred Stock dated November 7, 2012 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of EverBank Financial Corp filed November 9, 2012).

4.2	Deposit Agreement dated November 13, 2012 between EverBank Financial Corp, Wells Fargo Bank, N.A. and the holders from time to time of the Depositary Receipts described therein.

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

November 13, 2012	By:	/s/ Thomas A. Hajda
		Name:	Thomas A. Hajda
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

4.1	Certificate of Designations of EverBank Financial Corp with respect to 6.75% Series A Non-Cumulative Perpetual Preferred Stock dated November 7, 2012 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of EverBank Financial Corp filed November 9, 2012).

4.2	Deposit Agreement dated November 13, 2012 between EverBank Financial Corp, Wells Fargo Bank, N.A. and the holders from time to time of the Depositary Receipts described therein.

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).